UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

WL ROSS HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(4) Date Filed:

WL ROSS HOLDING CORP.

1166 Avenue of the Americas,

New York, New York 10036

_____________________

PROXY STATEMENT REVISION FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO

BE HELD JUNE 6, 2016

_____________________

On May 9, 2016, WL Ross Holding Corp. (the “Company”) filed and commenced mailing its definitive proxy statement (the “Proxy Statement”) related to the special meeting of stockholders to be held on June 6, 2016, to consider and vote upon, among other things, the approval of its previously announced proposed business combination with Nexeo Solutions Holdings, LLC (the “Business Combination Proposal”). In order for stockholders of the Company to exercise their redemption rights, the Proxy Statement required that stockholders must affirmatively vote either for or against the Business Combination Proposal (the “Voting Requirement”) in addition to following the instructions in the Proxy Statement in order to tender such shares and demand a pro rata portion of the funds held in the Company’s trust account.

The purpose of this revision to the Proxy Statement (this “Proxy Revision”) is to remove the Voting Requirement so that stockholders of the Company may redeem their shares without voting on the Business Combination Proposal. This means that stockholders who hold public shares on or before June 2, 2016, will be entitled to elect to have their public shares redeemed for cash in connection with the special meeting of stockholders whether or not they were holders as of the record date of May 5, 2016, and whether or not such shares are voted at the special meeting. In order to properly exercise their redemption rights, holders of public shares will be required to submit their request for redemption prior to 5:00 p.m., Eastern Time, on June 2, 2016, and to otherwise follow the redemption instruction procedures in order to tender such shares and demand a pro rata portion of the funds held in the Company’s trust account.

The Company believes that this change in the redemption requirements provides stockholders with greater flexibility to redeem their public shares and simplifies the overall redemption process.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this Proxy Revision is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 100 of the Proxy Statement.

This Proxy Revision is dated May 18, 2016.

This Proxy Revision should be read in conjunction with the Proxy Statement, which should be read carefully and in its entirety.

For purposes of clarification, set forth below is the revised redemption instructions that no longer includes the Voting Requirement:

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must (i) check the box on the enclosed proxy card to elect redemption, and (ii) prior to 5:00 PM Eastern time on June 2, 2016 (two (2) business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

In order to exercise your redemption rights, you must ~~(i) affirmatively vote either for or against the Business Combination Proposal, (ii) check the box on the enclosed proxy card to elect redemption, and (iii)~~, prior to 5:00 PM Eastern time on June 2, 2016 (two (2) business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” or otherwise indicate in your written redemption request to our transfer agent if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Common Stock included in the units sold in our IPO, which we refer to as the “15% threshold”. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically).

Conforming changes to reflect the above deletions and additions are deemed to be made as a result of this Proxy Revision to page (v) in our letter to the stockholders of the Company and pages 5, 22, 33, 78, 101 and 140 of the Proxy Statement.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination with Nexeo Solutions Holdings, LLC and other matters, the Company has filed a proxy statement with the SEC on May 9, 2016 and, on May 9, 2016 commenced mailing the definitive proxy statement and other relevant documents to its stockholders as of the May 5, 2016 record date for the special meeting. Investors and security holders of the Company are advised to read the definitive proxy statement and other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed business combination with Nexeo Solutions Holdings, LLC, among other matters, because the definitive proxy contains important information about the proposed business combination with Nexeo Solutions Holdings, LLC and the parties to the proposed business combination with Nexeo Solutions Holdings, LLC. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: WL Ross Holding Corp., c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, New York 10036, e-mail: WLRHolding@wlross.com, Attn: Tony Reina (Legal Department).

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow & Co., LLC at:  Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: WLRoss.info@morrowco.com.

Participants in Solicitation

The Company, Nexeo Solutions Holdings, LLC, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed business combination with Nexeo Solutions Holdings, LLC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed business combination with Nexeo Solutions Holdings, LLC, and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement for the proposed business combination with Nexeo Solutions Holdings, LLC, which has been filed with the SEC. Information concerning the interests of the Company’s and Nexeo Solutions Holdings, LLC’s participants in the solicitation, which may, in some cases, be different than those of the Company’s and Nexeo Solutions Holdings, LLC’s stockholders generally, is also set forth in the definitive proxy statement relating to the proposed business combination with Nexeo Solutions Holdings, LLC.